UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

YesDTC Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-155178	27-2501561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Beale Street Suite 613 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 922-2560

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2011, YesDTC Holdings, Inc. (the “Company”) entered into a Subscription Agreement (the “Series A Agreement”) to issue shares of Series A Convertible Preferred Stock (the “Series A Stock”) to two investors one of which is our CEO’s brother, Mark Noel.   The two investors purchased 42,400 preferred shares for an aggregate purchase price of $212,000.  The preferred shares were convertible into 42,400,000 shares of our common stock $0.0001 par value.   As part of the offering the investors were also issued 20,120,000 warrants (the “Series A Warrant”) with an exercise price of $0.05, subject to reduction as described in the offering documents.  The warrants were exercisable until three (3) years after their issue date.

On August 25, 2011 the Company entered into a Subscription Agreement (the “Series B Agreement”) with an accredited investor (the “Series B Investor”).  Pursuant to the Series B Agreement, the Company agreed to issue 50,000 shares of a newly created Series B Convertible Preferred Stock (“Series B Stock”) in exchange for $100,000.  When created and issued, the 50,000 shares of Series B Stock will be convertible into 50 million shares of the company's common stock. In addition, the Company agreed to issue warrants granting the Series B Investor a right to purchase 70 million shares of common stock at a price of $0.01 (the “Series B Warrant”).  The Series B Warrant expires five years from the date of issue.

The Series B Stock and Series B Warrant contain a 9.99% ownership limitation which prohibits the Series B Investor from converting Series B Stock and Series B Warrants if such conversion would increase the Series B Investor’s beneficial ownership of the Company’s common stock over 9.99%.

As additional consideration for the investment, on August 25, 2011, the Company entered into an Amendment Agreement to Subscription Agreement and Warrants dated December 28, 2009 (the “2009 Amendment”) with the Series B Investor. Under the terms of the 2009 Amendment the Company agreed to modify the conversion price of the remaining balance of notes (“2009 Notes”) held by an affiliate of the Series B Investor (“Investor Affiliate”) from $0.004 to $0.002.  As a result of the 2009 Amendment, the $8,000 of convertible notes held by the Investor Affiliate are convertible into 4,000,000 shares of the Company’s common stock. In addition, the Company agreed to lower the exercise price of warrants held by the Investor Affiliate from $0.01 to $0.002.

As additional consideration for the investment, on August 25, 2011 the Company entered into an Amendment Agreement to Subscription Agreement and Warrants Agreement – Series A Preferred (the “Series A Amendment”). Under the terms of the amendment the Company agreed to modify the conversion price of the Series A financing from $0.005 to $0.002, subject to obtaining the requisite stockholder consent in compliance with SEC review and notice requirements. In addition, the Company agreed to lower the exercise price of Series A Warrant held by the Series B Investor from $0.05 to $0.01.  As a result of the Series A Amendment, once effective, the 40,000 shares of Series A Stock held by the Series B Investor will be convertible into 106,000,000 shares of the Company’s Common Stock.

As additional consideration for the investment, on August 25, 2011 the Company entered into an Amendment Agreement to Convertible Promissory Notes dated March 8, 2011 and May 31, 2011 (the “Notes Amendment,” the underlying notes, the “2011 Notes”). Under the terms of the amendment, the Company agreed to modify the conversion price of the $75,000 in 2011 Notes held by the Investor Affiliate to the lower of the applicable rate pursuant to the terms of the 2011 Notes, or $0.002.

On September 1, 2011, the Company entered into a Subscription Agreement (the “Sonoma Agreement”) for common stock with Sonoma Winton, LLC. (“Sonoma”), an entity controlled by Brittany L. Noel, the daughter of Company CEO, Joseph Noel. Pursuant to the Sonoma Agreement, Sonoma paid $81,000 for 10,125,000 shares of common stock at the above market per-share purchase price of $0.008.  As additional consideration for the financing, Sonoma was issued a warrant to purchase an additional 10,125,000 shares at an exercise price of $0.008 (“Sonoma Warrant”). The Sonoma Warrant expires three years from the date of issue.  On August 26, 2011 Emerging Growth Research, LLC, an entity controlled by CEO Joseph Noel, repaid loans due to Sonoma in the amount of $82,000.

The Series B Agreement, 2009 Amendment, the Series A Amendment, the Notes Amendment, the Sonoma Agreement and the Sonoma Warrant are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7, respectively, to this Current Report on Form 8-k and their terms are incorporated herein by reference.

Except for securities issued pursuant to the Sonoma Agreement, the securities described above were issued to “accredited” investors, as such term is promulgated by the SEC. In reliance upon such investor’s representation as an “accredited investor,” among other representations, the offer and issuance of the securities described above are exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.

The offer and issuance of the securities issued pursuant to the Sonoma Agreement were exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In January 2011, the Company’s Board of Directors authorized the creation of 42,400 shares of Series A Convertible Preferred Stock (“Series A Stock”).  The Series A is convertible is convertible into 1,000 shares of common stock for each Series A share, has a liquidation preference at $5.00 per share, votes on an as converted basis and accrues dividends at a rate of 10% of stated value of shares outstanding whether or not declared by the Board.  A holder of Series A Stock may not convert if upon such conversion the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to the Company of up to 9.99%).  The Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Designation”) was filed with the Nevada Secretary State on August 5, 2011.

On August 31, 2011, the Company’s Board of Directors authorized the creation of 225,000 shares of Preferred Stock, par value $0.0001 per share, designated as Series B Convertible Preferred Stock (“Series B Stock”) of the Corporation. The Company authorized the issuance of 50,000 shares of Series B Stock pursuant to the Series A Agreement described above in Item 1.01.  Each share of Series B Preferred Stock has a liquidation preference of $2.00 and is convertible into 1,000 shares of common stock.  The Series B Stock votes on an as converted basis and accrues dividends at a rate of 10% of stated value of shares outstanding whether or not declared by the Board the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Designation”) was filed with the Nevada Secretary of State on September 9, 2011.

The Series A Designation and Series B Designation are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and their terms are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
10.1	Subscription Agreement, dated August 25, 2011
10.2	Form of Series B Warrant
10.3	Amendment Agreement to Subscription Agreement and Warrants Agreement dated December 28, 2009, dated August 25, 2011
10.4	Amendment Agreement to Subscription Agreement and Warrants Agreement-Series A Preferred, dated August 25, 2011
10.5	Amendment Agreement to Convertible Promissory Notes Dated March 8, 2011 and May 31, 2011, dated August 25, 2011
10.6	Subscription Agreement, dated September 1, 2011
10.7	Form of Sonoma Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YESDTC HOLDINGS, INC.

Date: September 9, 2011	By:	/s/ Joseph A. Noel
Name: Joseph A. Noel
Title: Chief Executive Officer